Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2012, relating to the financial statements of World of Jeans & Tops dba Tilly’s appearing in the Registration Statement (Form S-1, No. 333-175299), as amended, of Tilly’s, Inc., filed on May 2, 2012.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 4, 2012